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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

     We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-140273 of First National Master Note Trust and First National Funding, LLC on Form S-3 of our reports dated March 27, 2009, relating to Management's Report on Assessment of Compliance with Servicing Criteria Pursuant to Item 1122 of Regulation AB for First National Bank of Omaha and First National Credit Card Center, Inc., appearing in the Annual Report on Form 10-K of First National Master Note Trust and First National Funding, LLC for the year ended December 31, 2008.


/s/ Deloitte & Touche LLP

March 27, 2009
Omaha, Nebraska